                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-79499
                     Zero Coupon Convertible Preferred Stock CUSIP No. 65332V863




                           NEXTEL COMMUNICATIONS, INC.


                   PROSPECTUS SUPPLEMENT DATED DECEMBER 7, 1999
                       TO PROSPECTUS DATED AUGUST 16, 1999

         The selling stockholders table on pages 24-25 of the prospectus, as amended, is hereby further amended to update the information regarding the following entities in the prospectus and its respective number of shares of zero coupon convertible preferred stock, common stock issued upon conversion of the zero coupon convertible preferred stock or common stock issued as liquidated damages.





                                            PREFERRED STOCK                           COMMON STOCK
                                 ------------------------------------    -------------------------------------

                                 NUMBER OF SHARES    NUMBER OF SHARES    NUMBER OF SHARES     NUMBER OF SHARES
 NAME OF SELLING STOCKHOLDER          OWNED              OFFERED              OWNED               OFFERED
                                      -----              -------              -----               -------


 Goldman Sachs and Company(1)         37,633              37,633                0                   0

 RAM Capital LLC                      36,000              36,000               124                 124

 Ritchie Capital Investments Ltd.     36,000              36,000               124                 124



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(1)  Goldman Sachs and Company has provided, and may from time to time provide, investment banking services to Nextel, including, among other things, acting as lead and co-manager with respect to offerings of debt and equity securities, including the private placement of the zero coupon convertible preferred stock.